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                                                           Exhibit 10(iii)(A)(v)

                             SUPPLEMENTAL AGREEMENT

          SUPPLEMENTAL AGREEMENT made as of March 31, 2003 by and between The Interpublic Group of Companies, Inc., a corporation of the State of Delaware (hereinafter referred to as the "Corporation"), and JOHN J. DOONER, JR. (hereinafter referred to as "Executive").

                              W I T N E S S E T H;

          WHEREAS, the Corporation and Executive are parties to an Employment Agreement made as of January 1, 1994 as amended by Supplemental Agreements made as of July 1, 1995, September 1, 1997, April 1, 2000 and November 7, 2002 (hereinafter referred collectively as the "Employment Agreement"); and

          WHEREAS, the Corporation and Executive desire to amend the Employment Agreement;

          NOW, THEREFORE, in consideration of the mutual promises herein and in the Employment Agreement set forth, the parties hereto, intending to be legally bound, agree as follows:

          1. Section 3.03 of the Employment Agreement is hereby amended to read in its entirety as follows: "Executive has been granted (i) an award for the 2003-2005 performance period under Interpublic's Long Term Performance Incentive Plan ("LTPIP") equal to Twenty Thousand (20,000) performance units tied to the cumulative compound growth of Interpublic and (ii) during 2003, options under Interpublic's Stock Incentive Plan to purchase One Hundred Seventy-six Thousand Sven Hundred Nine (176,709) shares of Interpublic common stock which may not be exercised in any part prior to the end of the performance period and thereafter shall

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be exercisable in whole or in part. Subject to the terms of the Corporation's
Performance Incentive Plan, the Committee approved certain non-forfeiture provisions in connection with Executive's grant, in the event Executive's employment is terminated by the Corporation without cause.

          2. Except as herein above amended, the Employment Agreement shall continue in full force and effect.

          3. This Supplemental Agreement shall be governed by the laws of the State of New York.


                         THE INTERPUBLIC GROUP OF COMPANIES, INC.


                         By: /s/ Brian Brooks
                                 Brian Brooks


                         By: /s/ John J. Dooner
                                 John J. Dooner

Signed as of:  4/15/03

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